UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2023

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 West 26th Street, Suite 900
New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 257-5252
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	UP	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	UP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition.
On May 9, 2023, Wheels Up Experience Inc., a Delaware corporation (the “Company” or “Wheels Up”), issued a press release announcing its financial results for the three months ended March 31, 2023. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Chief Executive Officer
(b) & (e)     On May 9, 2023, Wheels Up announced that Kenneth Dichter, the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors (the “Board”), will depart from his positions as the Company’s Chief Executive Officer and Chairman of the Board effective May 9, 2023 (the “Effective Date”). Mr. Dichter will remain a director on the Board and will transition the role of Chairman to Ravi Thakran, as described below.
In connection with Mr. Dichter’s separation of employment, on May 9, 2023, Mr. Dichter and the Company and certain of its subsidiaries entered into a Release and Waiver (the “Release Agreement”). The Release Agreement includes mutual general releases of claims among Mr. Dichter and the Company and its subsidiaries, subject to a 21-day consideration period beginning on the date the Release Agreement was delivered to Mr. Dichter and a seven-day revocation period that began on May 9, 2023 (the “Release Effective Date”).
Pursuant to the Release Agreement, Mr. Dichter will: (i) receive monthly installments of $79,167, less applicable withholdings, for the two-year period following the Effective Date, which represents continuation payments of Mr. Dichter’s current base salary; (ii) receive $3.0 million, less applicable withholdings, as a lump sum payable on the first regularly scheduled payroll date after the Effective Date, which represents an amount in lieu of a bonus payment that could otherwise be payable under the Employment Agreement, dated April 17, 2020 (the “Employment Agreement”), by and among Mr. Dichter, Wheels Up Partners Holdings LLC and Wheels Up Partners LLC (“WUP”); (iii) be eligible to receive a prorated annual bonus based on the number of days he was employed during fiscal year 2023 as determined pursuant to Section 5.3 of the Employment Agreement, subject to the application of bonus plan performance metrics approved by the Board, to be paid in a lump sum at the same time and in the same manner as regular annual bonuses are distributed to other similarly situated senior executives of WUP, but in any event, no later than March 15, 2024; (iv) be allocated 200 flight hours per year on mid- and light-cabin aircraft, which will be prorated over the two-year period following the Effective Date, provided that Mr. Dichter agreed to forfeit 100 flight hours upon execution of the Release Agreement; and (v) be eligible for reimbursement for applicable premiums under WUP’s group health insurance plans at the coverage levels in effect on the Effective Date for 24 months after the Effective Date, to the extent he elects to participate in continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985. In addition, any service-based restricted stock units held by Mr. Dichter as of the Effective Date that would have otherwise vested in accordance with its terms, absent Mr. Dichter’s separation of employment, during the 18-month period immediately following the Effective Date will become vested and exercisable in accordance with their terms on the Effective Date. Mr. Dichter agreed to forfeit all unvested restricted stock units with performance-based or market-based vesting conditions that he held as of the Effective Date. The Company, on behalf of its affiliate, also agreed to waive the repurchase option with respect to all outstanding vested profits interests held by Mr. Dichter as of the Effective Date.
Appointment of Interim Chief Executive Officer
(c)    Effective as of the Effective Date, the Board appointed Todd Smith, the Company’s Chief Financial Officer, to also serve as the Company’s interim Chief Executive Officer and principal executive officer until a successor Chief Executive Officer is identified. Mr. Smith will also continue to serve as the Company’s Chief Financial Officer and principal financial officer, and he will not initially receive any additional remuneration for his service as the Company’s interim Chief Executive Officer and principal executive officer. A description of Mr. Smith’s business experience and certain biographical information is set forth in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) that was filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on April 19, 2023, which information is incorporated by reference herein. There are no family relationships between Mr. Smith and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related party transactions or relationships between Mr. Smith, on the one hand, and the Company, on the other hand, that would require disclosure under Item 404(a) of Regulation S-K.
Appointment of Executive Chairman
(c)    On May 9, 2023, Wheels Up also announced that the Board has appointed Ravi Thakran as Executive Chairman of the Board effective as of the Effective Date. Mr. Thakran has served as a non-independent director since July 2021, and also served as the Chief Executive Officer and the Chairman of the board of directors of Aspirational Consumer Lifestyle Corp. (“Aspirational”), a blank check company with which Wheels Up consummated a business combination to become a publicly-traded company, from July 2020 until the closing of such business combination in July 2021. David Adelman will remain the Company’s Lead Independent Director.
In connection with his appointment as Executive Chairman, Mr. Thakran entered into an Executive Chairman Agreement, dated as of May 9, 2023 (the “Chairman Agreement”), with the Company. Pursuant to the Chairman Agreement, Mr. Thakran will receive an additional $100,000 in cash compensation for serving as Executive Chairman to be paid at the same time and in the same manner as the compensation for Mr. Thakran’s service as a director and an additional 10 flight hours granted on an annual basis. The Chairman Agreement became effective on the Effective Date and is subject to termination as mutually agreed by the Board and Mr. Thakran or as otherwise set forth in the Chairman Agreement. The Chairman Agreement also contains customary non-solicitation, confidentiality and indemnification terms.
A description of Mr. Thakran’s business experience and certain biographical information is set forth in the Proxy Statement filed by the Company with the SEC on April 19, 2023, which information is incorporated by reference herein. There are no family relationships between Mr. Thakran and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related party transactions or relationships between Mr. Thakran, on the one hand, and the Company, on the other, that would require disclosure under Item 404(a) of Regulation S-K.
The preceding descriptions of the Release Agreement and Chairman Agreement are summaries of their material terms, do not purport to be complete, and are qualified in their entirety by reference to the Release Agreement and Chairman Agreement, copies of which are being filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On May 9, 2023, the Company issued press releases regarding (i) the leadership changes described under Item 5.02 of this Current Report on Form 8-K and (ii) certain member program changes, copies of which are furnished as Exhibits 99.2 and 99.3, respectively, and incorporated by reference herein.
The information in Items 2.02 and 7.01 of this Current Report on Form 8-K and Exhibits 99.1, 99.2 and 99.3 is being furnished pursuant to Items 2.02 and 7.01 of Form 8-K, respectively, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit Number	Description
10.1†
Release and Waiver, dated as of May 9, 2023, by and among Kenneth Dichter, Wheels Up Experience Inc., Wheels Up Partners Holdings LLC, Wheels Up Partners LLC and Wheels Up MIP LLC (solely with respect to Section 2(c)(2) thereof)

10.2†	Executive Chairman Agreement, dated as of May 9, 2023, by and between Ravi Thakran and Wheels Up Experience Inc.
99.1	Press Release, dated May 9, 2023 (Earnings Release)
99.2	Press Release, dated May 9, 2023 (Leadership Changes)
99.3	Press Release, dated May 9, 2023 (Member Program Changes)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
† Identifies each management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: May 9, 2023	By:	/s/ Todd Smith
		Name:	Todd Smith
		Title:	Chief Financial Officer